SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) is October 18, 2005

                                  MODAVOX, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                     333-57818             58-2504254
-------------------------------         -----------       ----------------------
(State or other jurisdiction of         (Commission          (IRS Employer
 incorporation or jurisdiction)         File Number)      Identification Number)


2617 SOUTH 46TH STREET SUITE 300
        PHOENIX, ARIZONA                                       85034
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      (Address of principal                                 (Zip Code)
        executive office)

Registrant's telephone number, including area code: (480) 643 5859

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      As previously reported in its current report on Form 8-K dated April 5, 2006, Modavox, Inc. (the "Company") announced the resignation of Robert D. Arkin ("Arkin") as a director and officer of the Company effective as of March 31, 2006. The Company, Kino Communications, LLC, and Kino Interactive Group, LLC ("Kino Interactive") entered into a Confidential Settlement Agreement and General Release (the "Agreement") with Arkin, effective as of March 22, 2006, in connection with Arkin's resignation as Chairman of the Board and a director of the Company. The following description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

      In consideration of a general release of all claims by Arkin and certain other covenants, the Agreement provides for (i) the payment of Arkin's salary through March 24, 2006; (ii) the payment of a resignation fee to Arkin in the amount of $125,000 upon execution of the Agreement; (iii) certain registration rights with respect to Company stock options held by Arkin; (iv) the issuance of additional stock options to Arkin with an exercise price of $0.55 per share in an amount equal to one percent of the issued and outstanding capital stock of the Company, on a fully diluted basis, on the date of grant; (v) the grant to Arkin of a reseller's license for all of the Company's products and services; and (vi) a consulting agreement between the Company and Arkin with respect to the pursuit by Arkin of additional funding for the Company.

      Pursuant to the Agreement, the Company, Kino Communications, LLC, and Kino Interactive each provided Arkin with a release of all claims existing or that may arise in the future based on acts, events, or omissions involving Arkin that occurred prior to the Agreement. The Company also agreed to pay certain of Arkin's fees and expenses in connection with the Agreement and the transactions contemplated thereby.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Nathan T. Bradley was elected as a director of the Company and Vice Chairman of the Board by resolution of the Board at a meeting held on October 18, 2005.

      David J. Ide and Jim Crawford were elected as directors of the Company by resolution of the Board at a meeting held on March 20, 2006. Mr. Ide and Mr. Crawford were elected to the Board pursuant to the Agreement and Plan of Reorganization, dated as of December 5, 2005, by and among the Company, Kino Acquisition Sub, Inc., and Kino Interactive (the "Merger Agreement"). A copy of the Merger Agreement is attached as Exhibit 10.41 to the Company's quarterly report on Form 10-QSB dated January 24, 2006 and is incorporated by reference herein.

      Mr. Ide, who currently serves as the Company's Chief Executive Officer, was elected as President of the Company by resolution of the Board at a meeting held on April 21, 2006.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

      The Company's bylaws were amended and restated in their entirety pursuant to a resolution of the Board at a meeting held on April 21, 2006 in accordance with Article Eleven of the Company's Amended and Restated Certificate of Incorporation (the "Charter") and (section)109 of the General Corporation Law of the State of Delaware. The amended and restated bylaws (the "Amended Bylaws") became effective upon adoption by the Board.

      The Amended Bylaws include certain changes to (1) comply or be consistent with Delaware law, (2) conform to various provisions of the Charter, (3) require advance notice procedures to be followed for the nomination of directors by stockholders and the inclusion of stockholder proposals on the agenda of stockholder meetings, and (4) make various technical corrections and non-substantive changes. The foregoing is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.       ITEM
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3.1               Amended and Restated Bylaws of Modavox, Inc., as adopted on
                  April 21, 2006.

10.1 Confidential Settlement Agreement and General Release, dated as of March 22, 2006, by and among Modavox, Inc., Kino Communications, LLC, Kino Interactive, LLC, and Robert D. Arkin.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006                      MODAVOX, INC.


                                          /S/ DAVID J. IDE
                                          ---------------------------------
                                          David J. Ide, President and Chief
                                          Executive Officer